EXHIBIT 10.3

Schedule of Directors/Officers with Indemnification Agreement

Directors	Officers
James M. Dubin	Susan Asch
David K. Evans	Geraldine Glazer
J. Nicholas Filler	Robert Haines
Derek Glanvill	Edwin B. Moran
Kevin R. Hoben	Dean W. Rivest
Stewart B. Reed	Matthew F. Unger